                                                                   EXHIBIT 10.54

                                     LEASE

This Lease is entered into the 26th day of September, 2003, by and between 3056 Walker Ridge Drive, LC. ("Lessor") by Robert Grooters Development Company Managing Agent for Lessor, and Rockford Corporation ("Lessee") upon the terms and conditions stated below:

1. PREMISES: Lessee hereby agrees to lease from Lessor the following described premises (the "premises"):

X (Multi-Tenant Building) approximately 149,625 square feet of space, in a building totaling approximately 335,476 square feet located at, 3056 Walker Ridge, N.W. Walker Michigan, which is shown on the floor plan attached as Exhibit "A" (See the attached Addendum)

___(Single Tenant Building) the premises situated in the _______of______ Kent County, Michigan, commonly known as ______ and legally described on the attached as Exhibit A together with a building containing approximately_____ square feet to be constructed in accordance with the attached Exhibit B.

2. TERM: The term shall commence on ___ and shall expire on____ (See the attached Addendum)

3. RENT:

Base Rent. The total annual Base Rent shall be ________ Dollars ($___). In monthly installments of _____ Dollars ($____) each on the first day of each month. (See the attached addendum).

Annual Increase. The Base Rent shall increase by ___ percent (___) on the first Anniversary of the date of this Lease and on each additional anniversary during the terms of the Lease.

Additional Rent. (Multi-tenant Building). In addition to the Base Rent, Lessee shall pay to Lessor, as additional rent, sums computed and payable as follows:

                  (a) Lessee shall pay, as additional annual rent, a sum equal to the same percentage of the building operating expenses as the floor area of the premises beers to the total floor area of the building, which, as of this date, is 44.60% ("Lessee's Proportionate Share"). The term "building operating expenses" shall include Lessor's direct and indirect costs and expenses of every kind and nature paid or incurred in the operation and management of the building and surrounding area where the premises are located, including, but not limited to the cost and expense of hazard, rental value, and liability insurance premiums, snow removal, water and sewer, electrical expense, healing fuel expense, security charges, management, landscaping, real estate taxes, personal property taxes, and special assessments, the cost of maintaining, repairing and operating the parking areas and drives adjacent to the building, and reasonable depreciation of replacement and improvements to the building and equipment used in the maintanance and operation of the building. (SEE THE ATTACHED ADDENDUM).

                  (b) Lessor shall render to Lessee a statement showing additional rent payable under subparagraph (a) above on a monthly basis (or, at Lessor's option for a different fiscal period). Lessee shall pay the amount shown on the statement on or before the first day of the month following the day in which the statements are rendered.

                  (c) If this lease shall commence or terminate other than at the end of a calendar year the additional rent due for the calendar year in which the Lease commences or terminates shall be prorated in accordance with the duration of the Lease term.

                  (d) Any increase on premiums for hazard insurance that may be charged during the term of this Lease from the amount of insurance now carried by the Lessor on the premises and on the improvements situated on the premises, resulting from the business carried on in the premises by the Lessor or the character of its occupancy, whether or not the Lessor has consented to the use.

         BUILDING OPERATING EXPENSES

                  All rent shall be paid to Owner or its authorized agent, at 4633 Patherson Avenue, S.E., Suite B, Grand Repids, Michigan 49512, or at such other place as may be designated by Owner from time to time.

         4. SECURITY DEPOSIT: The Lessee deposits with Lessor the sum of Forty Four Thousand and 00/100 Dollars ($ 44.000.00) ("Security Deposit"). The Security Deposit shall secure the performance of the Lessee's obligations. Lessor may, but shall not be obligated to apply all or portions of the Deposit on account of Lessee obligations. Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the Security Deposit in payment of the last month's rent.

         5. LATE CHARGE: In the event that the Lessee does not pay any installment of Base Rent or additional rent as provided herein, within 6 days after the date the installment is due, then in addition to the remedies of the Lessor upon default of the Lessee, the lessor shall be entitled to recover from the lessee a late charge in an amount equal to five percent (5%) of the delinquent payment.

         6. PARKING: In the event the premises are part of a Multi-Tenant Building, Lessee shall be entitled to the nonexclusive use of parking spaces in the pending area adjacent to the building in which the premises are situated not to exceed Tenant's Proportionate Share of all spaces. Lessor shall have the right, at any time during the term, to designate the particular parking spaces which Lessee shall be entitled to use. The parking shall be used only for parking passenger vehicles such as automobiles and small trucks. (See the attached Addendum)

         7. USE: The premises are to be used for office and light manufacturing uses and for no other purpose without the prior written consent of Lessor. Lessor has reviewed Tenant's current operations at its current facilities in Grand Rapids and confirms that comparable operations at the premises will be permitted uses under this paragraph, subject to Lessee's obligation to carry out its operations in compliance with applicable law.

         8. USES PROHIBITED: Lessee shall not use any portion of the premises for purposes other than those specified. No use shall be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of insurance upon the Premises or cause cancellation of insurance polices covering the Premises. This paragraph will not restrict Tenant's right to carry on operations comparable to its operations at its current facilities in Grand Rapids, which are permitted uses, subject to Lessee's obligation to carry out its operations in compliance with applicable law.

         9. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease or sublet any portion of the premises without prior written consent of the Lessor. Any assignment or subletting without consent shall be valid and shall be a default under this Lease.

         10. ORDINANCES AND STATUTES: Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities pertaining to the premises, occasioned by or affecting the use of the Premises by Lessee. The commencement or pendency of any state or federal court abatement proceeding retaining to Lessee's use of the premises and affecting the use of the premises shall, at the option of the Lessor, be deemed a default of this Lease.

         11. MAINTENANCE, REPAIRS, ALTERATIONS: Lessee acknowledges that the premises are either in good order and repair or, If the premises are not constructed Lessee's occupancy, following construction, shall constitute that acknowledgment Lessee shall, at its own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring
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and fixtures, plumbing and HVAC installations and any other system or equipment upon the premises and shall surrender the same at termination in as good condition as received, normal wear and tear excepted. In the event that Lessee fails to reasonably undertake any such repairs or maintenance, the Lessor shall have the right to undertake the maintenance or repair, and any amounts expended by Lessor in connection with those efforts shall be deemed additional rent and shall be due and payable immediately upon written notice to Lessee of the amount. Lessor shall be responsible for all repairs to the roof, exterior walls and structural foundations except for damage caused by Lessee, its employees, agents, or invitees.

         No improvement or alteration of the premises shall be made without the prior written consent of the Lessor. Lessee shall not commit any waste upon the premises, or if the premises are part of a Multi-Tenant Building, Lessee will not commit or permit any nuisance or act, which may disturb the quiet enjoyment of any tenant in the building.

         12. ENTRY AND INSPECTION: Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the premises, and will permit Lessor at any time within 60 days prior to the expiration of this Lease, to place upon the premises, "To Let" or "For Lease" signs, and permit persons desiring to Lease the space to inspect the premises.

         13. INDEMNIFICATION OF LESSOR: Lessor shall not be liable for any damage or injury occurring on the premises to Lease, or any other person, or to any property, and Lessee agrees to hold Lessor harmless from any claims or damages, no matter how caused, excepting only damages resulting from Lessor's gross negligence or willful misconduct.

         14. POSSESSION: If Lessor fails to deliver possession of the premises at the commencement of the Lease, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. (See the attached Addendum).

         15. INSURANCE AND WAIVER OF SURROGATION: Lessee, at its expense, shall maintain public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage of Five Hundred Thousand Dollars ($500,000) for each incident of property damage and One Million Dollars ($1,000,000) for each incident of bodily injury with a deductible of not more than Five Thousand Dollars($5,000) per occurrence. Upon written notice from Lessor, the amount of the insurance shall be increased to amounts reasonably determined by Lessor.

         Lessee shall provide Lessor with a copy of the policy of Insurance and a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a 10-day written notice to Lessor in the event of cancellation or material change of coverage.

         To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation, which might exist against the other.

         16. UTILITIES: Lessee agrees that it shall be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the premises. (See the attached Addendum).

         17. SIGNS: Lessor reserves the exclusive right to the roof, side and rear walls of the premises. Lessee shall not construct any projecting sign or awning without the prior written consent of Lessor which consent shall not be unreasonably withheld.

         18. ABANDONMENT OF PREMISES: Lessee shall not vacate or abandon the premises at any time during the term, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the premises after notice from Lessor shall be deemed to be abandoned.

         19. CONDEMNATION: If any part of the premises shall be taken or condemned for public use, and a part remains which is suitable of occupation, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession. Thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation. However, either Lessor or Lessee may, at its option, terminate this Lease as of the date the condemnor acquires possession of the Premises or any part of the premises exceeding 10% of the area initially leased to Lessee. In the event that the premises are condemned in whole, or the portion condemned is such that the remainder is not susceptible for use under this Lease, this Lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, except that Lessee shall be entitled to retain any amount awarded to Lessee for Lessee's trade fixtures, excess lease costs, or moving expenses.

         20. TRADE FIXTURES: Any and all improvements made to the premises during the term shall belong to the Lessor, except for trade fixtures of the Lessee. Lessee may, upon termination, remove all its trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

         21. DESTRUCTION OF PREMISES: In the event of a partial destruction of the premises during the term, from any cause, Lessor shall promptly repair the damage, provided that the repairs can be made within 60 days under existing governmental laws and regulations. A partial destruction shall not terminate this Lease. Lessee shall be entitled to a proportionate reduction of rent while repairs are being made, based upon the extent to which the repairs shall interfere with the business of Lessee on the premises. In no event shall Lessor be obligated under this Lease to expend any sums for repair of the premises in excess of the amount of the insurance proceeds received by Lessor on account of the occurrence, which made the repairs necessary. If Lessee is obligated to carry fire and extended coverage insurance on the premises under Paragraph 3 above, and if the proceeds of the insurance are insufficient to restore or rebuild the premises, then Lessee shall, upon demand, deposit the deficiency with Lessor. If the repairs cannot be made within 60 days, this Lease may be terminated at the option of either party.

         In the event the premises are a part of a Multi-Tenant Building and the Building is destroyed in excess of 25% of the replacement cost, Lessor may elect to terminate this Lease whether the premises is injured or not. A total destruction of the building in which the premises is situated shall terminate this Lessee.

         22. INSOLVENCY: In the event a receiver is appointed to take over the business of Lessee, or in the event Lessee makes a general assignment for the benefit of creditors, or Lessee takes or suffers any action under any insolvency or bankruptcy act, each shall constitute breach of this Lease by Lessee.

         23. REMEDIES OF OWNER ON DEFAULT: Any material breach of this Lease by Lessee shall constitute a default and Lessor may, at its option:

             1) Terminate this Lease and accelerate the full balance of the rent payable for the remainder of the term and sue for such sums; or

             2) Re-enter the premises, without terminating this Lease, and dispossess Tenant or any other occupant of the premises and remove Tenant's effects and relet the same for the account of the Tenant for such rent and upon such terms as shall be satisfactory to Landlord, crediting the proceeds, first to the costs and expense of re-entry, alterations and additions, and the expense of reletting, and then to the unpaid rent and the other amounts due during the remainder of the term. Tenant shall remain liable to Landlord for any unpaid balance. Nothing contained in this Lease shall be deemed to limit any other legal or equitable rights or remedies which Lessor may have under Michigan law.

         24. ENVIRONMENTAL LAWS; INDEMNIFICATION:

         (a) Lessee shall comply with the requirements of all applicable Federal, State and local environmental, health, safety and sanitation laws, ordinances, codes, rules and regulations and orders of any regulatory and administrative authority with respect to the premises.

         (b) The Lessee agrees to indemnify, defend and hold harmless the Lessor from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings and attorneys' fees, suffered or incurred by the Lessor on account of:

                  (i) the Lessee's failure to comply with any environmental, health, safety or sanitation law, code, ordinance, rule or regulation or any interpretation or order of any regulatory or administrative authority with respect to the premises:

                  (ii) any release by Lessee of oil or hazardous materials or substances on, upon, into or from the premises; and

                  (iii) any and all damage to natural resources or real property and/or harm or injury to persons resulting or alleged to have resulted from Lessee's failure to comply and/or Lessee's release of oil or hazardous material or substances.

         25. ATTORNEY'S FEES: In case suit should be brought for recovery of the premises, or for any sum due under this Lease, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with the action, including a reasonable attorney's fee.

         26. WAIVER: No failure of Lessor to enforce any terms of this Lease shall be deemed to be a waiver.

         27. NOTICES: Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other place as may be designated by the parties from time to time.

         28. HOLDING OVER: Any holding over after the expiration of this Lease, with the consent of Lessor, shall be construed as an month-to-month tenancy at a monthly rental of one and one-half (1 1/2) times the monthly rental installment applicable to the period immediately prior to expiration of the lease, otherwise in accordance with the terms of this Lease as applicable.

         29. TIME: Time is of the essence in this Lease.

         30. HEIRS, ASSIGNS, SUCCESSORS: This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

         31. LESSOR'S LIABILITY: The term "Lesser," as used in this paragraph shall mean only the owner of the fee or land contract vendee's interest in the real property or a Lessee's interest in a ground lease of the premises. In no event shall the Lessor's liability exceed the fair market value of the Lessor's Interest in the premises. In the event of any transfer of title or interest, the Lessor named herein (or the grantor in case of any subsequent transfers) shall be relieved of all liability related to Lessor's obligations to be performed after the transfer. Any security deposits in the hands of Lessor or Grantor at the time of such transfer shall be delivered to Grantee. Lessor's aforesaid obligations shall be binding upon Lessor's successors and assigns only during their respective period of ownership.

         32.      ESTOPPEL CERTIFICATE:

                  (a)      Lessee shall at any time upon not less than twenty
         (20) days' prior written notice from Lessor sign, acknowledge and deliver to Lessor a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or, it modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect). (2) the amount of any security deposit, and (3) the date to which the rent and other charges and paid in advance, if any, and (4) acknowledging that there are not, to Lesser's knowledge, any uncured defaults on the part of Lessor, or specifying the defaults if any are claimed. Any statement may be conclusively relied upon by any prospective purchaser of the Premises or lender to Lessor.

                  (b) At Lessor's option, Lessee's failure to deliver a certificate within the time shall be a material breach of this lease or shall be conclusive upon Lessee either that (1) this Lessee is in full force and effect, without modification except as may be represented by Lessor, (2) there are no uncured defaults in Lessor's performance, and
         (3) not more then one months rent has been paid in advance or failure may be considered by Lessor as a default by Lessee under this Lease.

                  (c) If Lessor desires to finance, refinance, or sell the premises, or any part of the Premises, Lessee agrees to deliver to any lender or purchaser designated by Lessor financial statements of Lessee as may be reasonably required by the lender or purchaser, but in no greater detail than the financial statements Lessee files with its periodic reports to the Securities and Exchange Commission and Lessor acknowledges the delivery of Lessee's then current SEC reports will satisfy this requirement. The statements shall include the past three years financial statements of Lessee. The financial statements shall be received by Lessor and the lender or purchaser in confidence and shall be used only for the purposes set forth above.

                  (d) Lessee shall at any time, upon not less than 10 days' prior written notice from Lessor, sign, acknowledge and deliver to Lessor a non-disturbance and attachment agreement between Lessee and any prospective mortgagee of the premises on a form to be supplied by the Lessor and reasonably approved by Lessee.

         33. OUTSIDE STORAGE: Lessee shall not store any personal property including, but not limited to, inventory, equipment and supplies on Lessor's property other than the premises without Lessor's prior written consent.

         34. ENTIRE AGREEMENT: This foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

         35. FINANCING: Landlord intends to finance the acquisition and/or construction of the premises. Notwithstanding any term or provision hereof to the contrary, if landlord is unable to obtain the financing, then upon notice to tenant this Lessee shall be terminated.

         36. RULES: Lessor may establish and promulgate such rules and regulations for the management and operation of the building as it may find necessary and appropriate.

         37. RENEWAL TERM: Upon the expiration of the term, Lessee shall have the option to renew the Lease for two (2) additional period(s) of two (2) years each upon written notice of the exercise of the option not less than one hundred twenty (120) days from the end of the term or the then applicable renewal term.

All of the terms and conditions shall apply during the renewal term(s) except that the annual Base Rent shall increase by the lessor of the Consumer Price index of two percent (2%) annually. In no event shall the Base Rent be less than $3.54 per square foot.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         38.      ADDITIONAL PROVISIONS: See the attached Addendum.

LESSEE: Rockford Corporation            LESSOR: 3056 Walker Ridge Drive, L.C.

                                        By: Robert Grooters Development Company
                                            as Managing Agent for Lessor

By: /s/ James M. Thomson                By: /s/ Robert D. Grooters
    ------------------------------          ---------------------------------
                                            Robert D. Grooters

Its: Chief Financial Officer            Its: President

Address: 600 South Rockford Drive       Address: 4633 Patterson Avenue SE
         Tempe, Arizona 85281                    Suite B
                                                 Grand Rapids, MI. 49512

Date: September 26, 2003                Date: September 26, 2003

Phone: (480) 967-3565                   Phone: (616) 778-0033
Fax:   (480) 966-3370                   Fax:   (616) 778-0070

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                                ADDENDUM TO LEASE

The following provisions are made a part of the lease (the "Lease") dated September 26, 2003 between ROBERT GROOTERS DEVELOPMENT COMPANY, as Managing Agent for 3056 Walker Ridge Drive, L.C., a Michigan limited liability company, as Lessor and ROCKFORD CORPORATION as Lessee for a portion of the building to be constructed at 3056 Walker Ridge Drive, Grand Rapids, Michigan. To the extent of any inconsistencies between the Lease and this Addendum, the terms of this Addendum shall prevail.

1.       PREMISES.

The premises shall be constructed per Lessor's Standard Building Features as described on the attached EXHIBIT B and according to the plans for the building as described on the attached EXHIBIT C.

In addition, Lessor, at its expense, shall construct the following additional improvements to the premises subject to the allowances provided to Lessee. Any cost over the allowances provided by Lessor shall be paid directly by Lessee within fifteen (15) days of invoice. Lessor shall coordinate and manage the following improvements in accordance with the plans agreed between Lessor and
Lessee:

         - Construct 9,000 square feet of office space per Lessor's Standard Office Features attached as EXHIBIT D, at a cost not to exceed $32.00 per square foot.

         - Construct a 13,000 square foot production room at an allowance not to exceed One Hundred Eighty Three Thousand, One Hundred Twelve and 00/100 Dollars ($183,112.00).

         - Construct a boom room, a listening room, connectivity, communications lines, and air compressors at an allowance not to exceed One Hundred Three Thousand and 00/100 Dollars ($103,000.00).

In addition, Lessor, at its expense and upon submission of receipts, shall reimburse Lessee up to One Hundred Thousand and 00/100 Dollars ($100,000,00) towards moving cost. Moving cost includes a reasonable allocation of the costs of Lessee's employees in planning and executing the move, in addition to out of pocket cost. Lessee understands that Lessor is not involved in the move or hook up of Lessee's equipment.

Lessee's premises shall include the following:

         - The office area shall have a men's restroom that will include 2 stalls, 1 urinal and 1 lavatory and a women's restroom, which will include 3 stalls and 1 lavatory.

         - The production area shall have a men's restroom that will include 3 stalls, 1 urinal and 1 lavatory and a women's restroom, which will include 4 stalls and 1 lavatory,

         - The warehouse (Located near breakroom) shall have a men's restroom that will include 3 stalls, 1 urinal and 1 lavatory and a women's restroom, which will include 4 stalls and 1 lavatory.

         - In addition the warehouse shall include 2 uni-sex restrooms, each will include a lavatory and stool.

         - The location of such restrooms will be mutually agreed upon by Lessor and Lessee.

         -        Fourteen (14) truck docks and two (2) grade level doors

ADDITIONAL SPACE.

EXPANSION OPTION: Provided Lessee has not been In default and is not then in default under the terms of this Lease, Lessee shall have the option to expand (the "Expansion Option") into the adjacent 59,625 square feet (the "Expansion Space") as identified on the attached EXHIBIT A. Subject to all of the following conditions:

1. Lessee shall be granted the Expansion Option through March 31, 2005. Lessee shall notify Lessor in writing, sixty days (60), prior to its intent to lease any portion of the Expansion Space. Any expansion increments must leave Lessor with reasonably marketable space left to lease.

2. The Expansion Space will then be added to the premises and shall expire on the Lease expiration date.

3. Lessee shall accept the Expansion Space in its "as is" condition, which shall include the existing improvements within the space, (" As is" defined as: clean, mechanically sound, and with no additional improvements at Lessor's cost.). Lessor will permit Lessee to undertake reasonable improvements at Lessee's expense to integrate the Expansion Space with Lessee's existing space.

4. The Base Rent for the Expansion Space shall be $3.15 per square foot, subject to any escalations or increases set forth in this Lease.

5. Lessee's Proportionate Share defined under Section 3, Additional Rent, of this Lease shall be increased to account for the Expansion Space along with the Utilities described in Section 16 of the Lease.

RIGHT OF FIRST REFUSAL: Provided Lessee has not exercised the Expansion Option by April 1, 2005 Lessor shall grant to Lessee a Right of First Refusal on the Expansion Space. If at any time Lessor has an offer to lease any portion of the Expansion Space to a third party which offer Lessor intends to accept, Lessor shall notify Lessee in writing (the Expansion Notice). Lessee shall have twenty
(20) days to either lease the space or provide Lessor with written notice that it declines to lease the portion of the Expansion Space described in the Expansion Notice.

If Lessee declines to lease the space described in the Expansion Notice, the Lease shall no longer be subject to that right with respect to the space described in the Expansion Notice. In addition if the Expansion Notice is for all adjacent space and Lessee chooses not to lease the space, then the remaining Expansion Space shall no longer be subject to the Right of First Refusal.

If Lessee exercises its expansion rights the terms described above under items #2 through #5 shall apply.

2. TERM. The term of this Lease shall commence upon receipt of the Certificate Of Occupancy, ("the Commencement Date") estimated to be April 1, 2004 for 75,000 square feet of warehouse space. The term shall expire five (5) years from the date that Lessee takes occupancy of the entire 149,625 square feet. Occupancy of the both the warehouse and office space will occur no later than July 1, 2004. Lessee and Lessor agree to execute an amendment confirming the expiration date of the lease.

3. RENT.

RENT INCENTIVE:

Lessee shall receive a rent incentive in the amount of One Hundred Thirty Seven Thousand, Eight Hundred Twelve Dollars and 50/100 ($137,812.50), (Calculation:
75,000 square feet of warehouse space @ $3.15 per square foot times 7 months.) The rent incentive will be applied to Lessee's Base Rent April 1, 2004 through October 31, 2004 in equal monthly Installments of Nineteen Thousand, Six Hundred Eighty Seven Dollars and 50/100 ($19,687.50)

BASE RENT:

Effective April 1, 2004 Lessee's Base Rent shall commence in monthly installments of Nineteen Thousand, Six Hundred Eighty Seven Dollars and 50/100 ($19,687.50) (75,000 square feet @$3.15 per square foot/12), but shall be credited according to the Rent Incentive schedule described, above.

Effective July 1, 2004 Lessee's Base Rent on the entire 149,625 square feet shall commence in the total annual amount of Five Hundred Twenty Nine Thousand, Six Hundred Seventy Two Dollars and 50/100 ($529,672.50) in monthly instalments of Forty Four Thousand, One Hundred Thirty Nine Dollars and 30/100 ($44,139,38), but shall continue to be credited according to the Rent Incentive schedule described above.

ADDITIONAL RENT:

Lessee's proportionate share of the building operating expenses shall commence as fellows:

Effective April 1, 2004 Lessee's proportionate share shall be 22.35%

Effective July 1,2004 Lessee's proportionate share shall be 44.60%

The Lessor shall advise Lessee in writing of the estimated amount of Lessee's share of building operating expenses for each calendar year along with an explanation of the billing for the property taxes. The property faxes shall be prorated and collected by the Lessee over a period of time, which allows Lessor to pay the property taxes by the due date; Lessor will pay the property taxes when due. The building operating expenses shall Include a management fee equivalent to three percent (3%) of the Base Rent and shall also include reasonable expenses in connection with any appeal on the taxable assessment of the real estate taxes. Lessor shall render to Lessee on a monthly basis during the term of this Lease a statement showing additional rent payable based on the operating expense and property tax budgets provided to Lessee. The additional rent payable under this Lease shall be prorated for any initial or final fractional month of the term of this Lease. Lessee shall pay the amount shown on the statement on or before the first day of the month following the day in which the statements are rendered. The Lessor may adjust its estimate of annual building operating expenses from time to time during each calendar year. Within ninety (90) days after the end of each calendar year (including the year in which this Lease terminates), Lessor shall furnish to Lessee a detailed accounting of Lessee's share of the actual and final building operating expenses for the preceding year and showing the amounts of the estimated payments paid by Lessee on a monthly basis. If the sum of Lessee's monthly payments exceeds Lessee's share of the actual and final building operating expenses for the year, Lessor shall refund to Lessee the difference upon delivery of the statement. If Lessee's share of building operating expenses exceeds the amounts paid by Lessee on a monthly basis, Lessee shall pay the difference within thirty (30) days after delivery of the statement.

6. PARKING.

Lessor shall provide Lessee with 180 parting spaces for automobiles as identified on the attached Exhibit E.

14. POSSESSION.

Lessor shall provide possession of 75,000 square feet of warehouse space to Lessee by April 1, 2004 - PHASE I (occupancy shall start at the west-end of the premises) and the remaining 74,625 square feet of space by July 1,2004 - PHASE II.

If Lessee is able to take early possession of any portion of PHASE II Lessee and Lessor shall mutually agree upon the commencement of the Base Rent and the Additional Rent.

16. UTILITIES.

Upon occupancy, Lessee shall pay 100% of the gas and electric expenses for its suite.

Lessee's use of water shall be on its own separate meter and placed in Lessee's name.

38. ADDITIONAL PROVISIONS.

ACKNOWLEDGMENT: Both parties represent and warrant that they have full legal authority to enter into this agreement and to bind the respective parties to all of the terms and conditions outlined herein.

BROKER'S COMMISSION: Lessee represents that there is no broker or real estate salesperson instrumental in consummating this Lease on Lessee's behalf, and that Lessee had no conversations or conducted any prior negotiations with any broker or real estate salesperson concerning the renting of the leased premises.

LESSEE:                                LESSOR:

Rockford Corporation                   3056 Walker Ridge Drive, L.C.

                                       By: Robert Grooters Development Company,
                                           as Managing Agent for Lessor

By: /s/ James M. Thomson               By: /s/ Robert D. Grooters
    -----------------------------          ------------------------------------
                                           Robert D. Grooters
Its: Chief Financial Officer           Its: President

Date: September 26, 2003               Date: September 26, 2003

                                   EXHIBIT A

                       [FLOOR PLAN OF WALKER RIDGE DRIVE]

                                   EXHIBIT B

                           OWNER'S STANDARD FEATURES
                              WAREHOUSING FACILITY

SITEWORK

         - Light duty paving 21/2" Asphalt on 8" of 22A gravel and 12" of sand.

         - Heavy duty paving 3" Asphalt on 12" of 22A gravel and 12" of sand.

         -        Landscaping and lawn irrigation to RGDC standards.

         -        Enclosed storm sewer and roof drain collectors.

         -        Parking lot striping and signage.

CONCRETE

         - 8" thick poured concrete curbwall 4'-0" above finish floor around building perimeter.

         - 5" thick 4000 PSI floor slab with (1) layer of 6" x 6"-#10/10 WWF and (1) coat of acrylic cure-n-seal.

         - 8" thick 4000 PSI exterior truck well slabs with (1) layer of 6" x 6"-#6/6 WWF and (1) coat of cure-n-seal.

         - 4" exterior sidewalks with (1) layer of 6" x 6"-#10/10 WWF with a broom finish.

STRUCTURAL STEEL/BUILDING

         - Preegineered building steel with interior 25' x 50' column spacing.

         -        24'-0" wave height (21'-0" clear).

         - 24 ga. Standing seam roof with a galvalume finish (20 year finish warranty).

         -        1/4 on 12 roof pitch.

         - 26 ga. factory finish siding, island white (20 year finish warrunty).

         -        4" R-11 roof and wall insulation with vinyl-scrim-foil facing.

         -        Continuous gutter and down spouts on both side walls.

DOORS

         -        18 ga. 3070 hollow metal doors in 16 ga. frames.

         -        Glass & aluminum doors at suite entrance per plans.

         -        8' x 9' steel insulated dock doors.

         - 9' x 12' steel insulated grade level doors with electric operator.

         -        (1) grade level and (2) dock doors per 30,000 sf.

GLASS AND GLAZING

         - 1" insulated gray tinted, butt glazed, glass in anodized aluminum frames.

         - Interior frames to be mill finished aluminum, exterior per plans.

DOCK EQUIPMENT

         -        30,000# 6' x 6' manual dock levelers, with weather seal.

         -        12" x 15" x 6" molded rubber dock bumpers.

         -        40 oz. vinyl dock seals with wear pleats.

PLUMBING

         -        4" underground sanitary sewer service.

         -        2" overhead domestic water service.

FIRE PROTECTION

         - System designed to provide, 32 "GPM" for the most remote 2,000 sf of design area with a maximum of 100 sf per head.

         - The roof system is designed to allow for 500 "GPM" base allowance and (1) level of in-rack sprinkling

         -        The system is designed to accommodate class IV commodities.

         -        Exterior fire department required.

HVAC

         - Gas fired air rotation units with fresh air intake louvers to meet BOCA 96:

         - Each unit is equipped with a zero-loss stack, time clock and night setback.

ELECTRICAL

         - 400 amp 480 w3 phase service separately metered per 50,000 sf.

         -        125 amp 120/240v 1 phase sub panel.

         -        110v duplex receptacles spaced per plans.

         - 400 watt metal halide high bay light fixtures spaced to provide 30 fe.

         -        Exit and emergency lights as required.

         - 250 watt high pressure sodium exterior wall pucks, space per plans.

                                   EXHIBIT C

                                 BUILDING PLANS

                                    EXHIBIT D

                       Lessor's Standard Office Features

WALLS & CALLINGS

         - 3 5/8" metal studs with 5/8" drywall both sides, to 10' above finish floor

         -        Perimeter, private office, & restroom wall insulated

         -        9'-0" height, 2' x 4' lay-in acoustical ceilings

         -        All walls receive (1) coat of primer & (2) coats of paint

DOORS AND HARDWARE

         -        Hollow metal frames with Hollow metal or solid core oak doors

         -        Flush or half glass doors

         -        ADA compliant locksets & passage sets, closers as required

CABINETS & COUNTER TOPS

         -        60" of base cabinet in white or light oak finish

         -        Single bowl stainless steel sink with fixtures

         -        Laminate counter top, color to be selected

         -        Laminate windowsills, color to selected

FLOOR COVERINGS

         -        Carpet from RGDC standard selections, or 12.50 syd. allowance.

         -        Vinyl composite tile from RGDC standard selections

         -        4" vinyl cover base

         -        Reducer & transitions strips as needed

PLUMBING

         -        ADA compliant tank type fixtures (white)

         -        Wall mounted single bowl lavatories (white)

         -        Hi/Low drinking fountain, as required

         -        Electric hot water heater

HVAC

         -        Electric heat pump and exterior condenser as required

         -        Programmable thermostat

         -        Restroom ventilation fans

ELECTRICAL

         -        110v duplex receptacles place per plans.

         - 2" x 4" junction box for phone/data spaced as required (All wiring & devices by Tenant).

         -        2' x 4' lay-in light fixtures with acrylic lenses.

         -        Emergency & exit lights as required by code.

FIRE PROTECTION

         - All office space is sprinkled in accordance with state and local building codes.

                                    EXHIBIT K

                            [FLOOR PLAN PARKING FLOW]

                            FIRST AMENDMENT TO LEASE

This First Amendment dated March __, 2004 to the Lease dated September 26, 2003 is between ROBERT GROOTERS DEVELOPMENT COMPANY, as Managing Agent for 3056 Walker Ridge Drive, L.C. as Lesser and ROCKFORD CORPORATION.

The parties agree that the following Sections of the Lease have been amended as follows:

1.       SECTION 1. PREMISES:

         Lessee shall lease an additional 13,250 square feet for a total of 162,875 square feet as identified on the attached Exhibit A. Lessee shall take the additional space in its "as is" condition, except that Lessor at its cost shall install a metal panel demising wall at the west end of the suite to secure the space, as identified on the attached Exhibit A.

         Lessee's additional space shall include use of two (2) additional truck docks.

         ADDITIONAL SPACE.

         EXPANSION OPTION: Lessee is exercising its expansion option for a portion of the space, which is 13,250 square feet. Lessee's expansion space has therefore been reduced to 46,375 square feet. All other terms in this section of the lease shall remain unchanged.

2. SECTION 2. TERM: The term of this Amendment shall commence upon receipt of the Certificate of Occupancy, ("the Commencement date") estimated to be April 1, 2004. The term shall expire five (5) years from the date that Lessee takes occupancy of the entire 162,875 square feet. Lessor and Lessee agree to execute an amendment confirming the commencement and expiration date of the Lease.

3        SECTION 3. RENT:

         RENT INCENTIVE.

         In addition to Rent Incentive described in the Addendum to the Lease. Lessee shall receive a rent incentive on the additional 13,250 square feet in the amount of Nineteen Thousand, One Hundred Twenty Nine Dollars ($19,129.00). The rent incentive shall be applied as follows:

         April 1, 2004 through June 30, 2004, Lessee shall receive three monthly rent credits of Three Thousand Four Hundred Seventy Eight Dollars ($3,478.00)

         July 1, 2004 through November 30, 2004, Lessee shall receive five monthly rent credits of One Thousand Seven Hundred Thirty-Nine Dollars ($1,739.00).

         BASE RENT.

         Effective April 1, 2004, Lessee's annual Base rent shall commence in monthly installments of Twenty Three Thousand, One Hundred Sixty-Five and 63/100 Dollars ($23,165.63), but shall be subject to the Base Rent Incentive described above and in the Addendum to the Lease.

         Effective July 1, 2004, Lessee's annual Base Rent shall increase to five Hundred Seventy One Thousand, Four Hundred Ten Dollars ($571,410.00), with monthly payments of Forty Seven Thousand, Six Hundred and Seventeen and 50/100 Dollars ($47,617.50), but shall be subject to the Base Rent incentive described above and in the Addendum to the Lease.

         ADDITIONAL RENT.

         Effective April 1, 2004, Lessee's proportionate share of the building operating expenses shall increase to 26.31% and effective July 1, 2004 increase to 48.55%.

4.       SECTION 14. POSSESSION.

         Lessor shall provide possession of 88,250 square feet of warehouse space to Lessee by April 1, 2004 - PHASE I (occupancy shall start at the west end of the premises) and the remaining 74,625 square feet of space by July 1, 2004 - PHASE II.

5.       SECTION 16. UTILITIES.

         Upon occupancy, Lessee shall pay 100% of the gas and electric expense for its suite.

6.       SECTION 38. ADDITIONAL PROVISIONS.

         ACKNOWLEDGMENT. Both parties represent and warrant that they have full legal authority to enter into this agreement and to bind the respective parties to all of the terms and conditions outlined herein.

         All other terms and conditions of the lease remain unchanged and the parties ratify the lease as being in full force and effect and without default by any party as of the date of this Amendment. To the extent that there are inconsistencies in the wording of this Amendment and the Lease, the wording in this Amendment shall control.

LESSEE:                               LESSOR:
Rockford Corporation                  3056 Walker Ridge Drive, L.C.

                                      By: Robert Grooters Development Company,
                                          as Managing Agent for Lessor

By: /s/ James M. Thomson              By:
    ---------------------------          ------------------------------
                                           Robert D. Grooters

Its : CFO                             Its: President

Date : MARCH 17, 2004                 Date :
                                            ---------------------------

                                    EXHIBIT A
                                  1ST AMENDMENT
                                3056 WALKER RIDGE
                                 ROCKFORD CORP.

                    [FLOOR PLAN OF 3056 WALKER RIDGE DRIVE]